EXHIBIT 1

                            JOINT ACQUISITION STATEMENT
                           PURSUANT TO RULE 13-d-1(f)(1)

             The undersigned acknowledge and agree that the foregoing Amendment No. 5 to the statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this Amendment No. 5 to the statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness or accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated:  September 20, 1995

                                      HPB ASSOCIATES, L.P.


                                      By: /s/ Howard P. Berkowitz
                                      Howard P. Berkowitz,
                                      Managing Partner


                                          /s/ Howard P. Berkowitz
                                          Howard P. Berkowitz


                                          /s/ Richard Ravitch
                                          Richard Ravitch


                                          /s/ Harold Blumenstein
                                          Harold Blumenstein


                                          /s/ James Grosfeld
                                          James Grosfeld


                                          /s/ Cliff Greenberg
                                          Cliff Greenberg


                                          /s/ David Sachs
                                          David Sachs


                                          /s/ Jonathan Vannini
                                          Jonathan Vannini

                                          /s/ Carl Bennett
                                          Carl Bennett